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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                                            For further information, contact:
                                                           Sophia H. Twaddell
                                                      Fleishman-Hillard, Inc.
                                                               (312) 751-3738
                                                       twaddels@fleishman.com


                          INSMED INCORPORATED ANNOUNCES
           POSITIVE RESULTS OF INS-1 IN PATIENTS WITH TYPE 2 DIABETES

RICHMOND, VA -- (January 4, 2001) - Insmed Incorporated (Nasdaq: INSM) today announced positive results following a full analysis of its recently completed clinical trial of Type 2 diabetes patients treated with INS-1 in combination with sulfonylureas. The results of a preliminary intent-to-treat analysis were reported in November 2000.

This full analysis demonstrated that in those patients who received both INS-1 and a sulfonylurea, there was a statistically significant improvement in glycohemoglobin (HbA1c) of 0.36% compared to patients receiving a sulfonylurea alone (p (less than) 0.05). This finding is consistent with those reported in previous clinical trials of INS-1. In addition, the improvement in HbA1c was more pronounced (0.80%, p (less than) 0.01) in those patients who were either better controlled by their sulfonylurea therapy or had a less severe form of their disease as judged by their baseline fasting plasma glucose.

The results of this study also demonstrated that the improvement in glycemic control achieved in patients with Type 2 diabetes receiving INS-1 was accompanied by a more favorable lipid profile, thus confirming results from earlier trials.

"This is a very significant observation," said Geoffrey Allan, Ph.D, president and chief executive officer of Insmed. "It suggests that INS-1 may be a more effective therapy in patients with less severe Type 2 diabetes or that higher doses may be required to treat patients who are more refractory, or resistant, to their standard therapy. We are very pleased with the outcome of this clinical study. These results reaffirm the efficacy and excellent safety profile of our product and provide substantial guidance for the future clinical development of INS-1."

This double-blind, placebo-controlled study was conducted at 49 clinical centers in the United States and evaluated the effects of INS-1 administered once daily for three months (1200 mg/day) to a population of patients with Type 2 diabetes who were sub-optimally managed on a standard sulfonylurea drug regimen. The analysis of the data focused on the evaluable patients in the study (n=165), those patients who met entry criteria and completed the study according to the requirements of the protocol. Of these evaluable patients, a total of 83 were given placebo in addition to their existing sulfonylurea therapy and 82 had INS-1 added to their existing sulfonylurea therapy.
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Insmed intends to submit the results of this trial for presentation at the upcoming American Diabetes Association Annual Meeting to be held in Philadelphia in June 2001.

Insmed's management team will host a conference call tomorrow Friday, January 5 at 8:00 a.m. EST to discuss these results. The dial-in number is 800-289-0437 (domestic) or 913-981-5508 (international). The reference code is 509579. A replay of the call will be available from 11:00 a.m. EST, Friday, January 5 through 11:00 a.m. EST, Friday, January 12, 2001. The replay dial-in number is 888-203-1112 (domestic) or 719-457-0820 (international). Please use the above reference code to access the replay.

The company also reported that a trial of INS-1 in patients with Polycystic Ovary Syndrome (PCOS) and a trial in patients with dyslipidemia were completed on schedule. "We expect to be releasing data from these two trials as soon as our analyses are complete," stated Dr. Allan.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of pharmaceutical products for the treatment of metabolic diseases and endocrine disorders associated with insulin resistance. Further information is available at www.insmed.com.

                                      # # #

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release.